     As filed with the Securities and Exchange Commission on June 12, 2002.
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                    ---------

                             CONRAD INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                           72-1416999
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                                1501 Front Street
                                  P.O. Box 790
                          Morgan City, Louisiana 70381
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                     Conrad Industries, Inc. 2002 Stock Plan
                            (Full title of the plan)

                                   ----------

                              Kenneth G. Myers, Jr.
                      President and Chief Executive Officer
                             Conrad Industries, Inc.
                                1501 Front Street
                                  P.O. Box 790
                          Morgan City, Louisiana 70381
                                 (985) 384-3060
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                               Dionne M. Rousseau
          Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                             201 St. Charles Avenue
                        New Orleans, Louisiana 70170-5100

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                             Amount             Proposed maximum         Proposed maximum           Amount of
         Title of securities                  to be              offering price              aggregate            registration
          to be registered                registered(1)             per unit              offering price               fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                               3,000 shares            $ 4.70 (2)               $   14,100              $   1.30
($.01 par value per share)              757,000 shares             $ 4.71 (3)               $3,565,470              $ 328.02
                                        --------------                                      ----------              --------
Total Common Stock                      760,000 shares                                      $3,579,570              $ 329.32

Preferred Stock Purchase Rights         760,000 rights                 -- (4)                       --                    -- (4)
===================================================================================================================================

(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, based on the price at which outstanding options may be exercised.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on The Nasdaq National Market on June 10, 2002.

(4) Preferred Stock Purchase Rights are attached to and trade with the Common Stock of the Company. The value attributable to such rights, if any, is reflected in the market price of the Common Stock. Because no separate consideration is paid for such rights, the Registration Fee for such securities is included in the fee for the Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by Conrad Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

          (a) The Company's most recent annual report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act");

          (b) All other reports filed by the Company with the Commission pursuant to Section 13 of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a); and

          (c) The description of the Common Stock of the Company included in
     Item 1 of the Company's Registration Statement on Form 8-A dated May 13, 1998, filed under the 1934 Act, incorporated by reference from the description set forth under the captions "Summary" and "Description of Capital Stock" in the prospectus forming part of the Company's Registration Statement on Form S-1, Registration No. 333-49773 filed under the Securities Act of 1933.

          (d) The description of the Preferred Stock Purchase Rights of the Company included in the Registration Statement on Form 8-A of the Company filed May 29, 2002, under the 1934 Act relating to the Preferred Stock Purchase Rights of the Company.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of the Company's Charter states that:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; PROVIDED, HOWEVER, that this Article Ninth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of

     Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     In addition, Article VI if the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company has entered into indemnification agreements with each of its executive officers and directors. Further, the Company has in effect a directors' and officers' liability insurance policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy.

Item 7. Exemption From Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

      5   Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
          L.L.P.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morgan City, Louisiana, on June 12, 2002.

                                     CONRAD INDUSTRIES, INC.


                                     By:   /s/ Kenneth G. Myers, Jr.
                                           -------------------------------------
                                           Kenneth G. Myers, Jr.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Kenneth G. Myers, Jr. and Cecil A. Hernandez, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                       Title                                Date
                ---------                                       -----                                ----
/s/         J. Parker Conrad                   Co-Chairman of the Board of Directors            June 12, 2002
----------------------------------------
            J. Parker Conrad


/s/        John P. Conrad, Jr.                 Co-Chairman of the Board of Directors            June 12, 2002
----------------------------------------
           John P. Conrad, Jr.


/s/       Kenneth G. Myers, Jr.           President, Chief Executive Officer and Director       June 12, 2002
----------------------------------------           (Principal Executive Officer)
          Kenneth G. Myers, Jr.


                                            Vice President - Finance and Administration,        June 12, 2002
/s/        Cecil A. Hernandez             Chief Financial Officer, Secretary and Director
---------------------------------------      (Principal Financial Officer and Principal
           Cecil A. Hernandez                           Accounting Officer)


/s/         Michael J. Harris                                 Director                          June 12, 2002
----------------------------------------
            Michael J. Harris


/s/       Louis J. Michot, Jr.                                Director                          June 12, 2002
----------------------------------------
          Louis J. Michot, Jr.


/s/     Richard E. Roberson, Jr.                              Director                          June 12, 2002
----------------------------------------
        Richard E. Roberson, Jr.


                                      S-1